                                                                  EXHIBIT 2.1



                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of January 30, 2004, by and between NuWay Medical, Inc., a Delaware corporation ("BUYER"); Eduardo A. Ruiz, an individual residing in Florida ("E-RUIZ"); Luis
A. Ruiz, an individual residing in Florida ("L-RUIZ"); and Premium Medical Group, Inc., a Florida corporation ("CORPORATION"). In this Agreement, E-Ruiz and L-Ruiz are collectively referred to as "SHAREHOLDER". In this Agreement, Shareholder and Corporation are collectively referred to as the "Seller" or the "selling parties".


                                    RECITALS

     WHEREAS, the parties desire that Buyer acquire all of the outstanding capital stock of Corporation (the "SHARES") in exchange for securities of Buyer (the "SHARE EXCHANGE"), all as more particularly set forth herein; and

     WHEREAS, the boards of directors of the parties to this Agreement have determined that the proposed transaction is advisable and for the general welfare and advantage of their respective corporations and shareholders; and

     WHEREAS, the Share Exchange shall be consummated pursuant to and in accordance with the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer, Shareholder, and Corporation agree as follows:



                                    ARTICLE I
                           SALE AND TRANSFER OF SHARES

     1.1. Tax Free Reorganization/Share Exchange. Corporation and Buyer adopt this Agreement as a plan of reorganization under Internal Revenue Code Section 368(a)(1)(B) and pursuant to Section 607.1102 of the Florida Business Corporation Act. The Plan of Share Exchange, attached hereto as EXHIBIT A, is incorporated herein by reference.

     1.2. Transfer of Shares. Subject to the terms and conditions set forth in this Agreement, on the closing date (the "CLOSING"), Shareholder will transfer and convey the Shares to Buyer, and Buyer will acquire the Shares from Shareholder.

     1.3. Payment of Purchase Price. As full payment for the transfer of the Shares by Shareholder to Buyer, Buyer must deliver into escrow, as set forth herein, the following at the closing: 30,000,000 shares of Buyer's common stock (the "NUWAY SHARES"), having a par value of $0.00067 per share, issued as follows: 15,000,000 issued in the name of Luis A. Ruiz and 15,000,000 issued in

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the name of  Eduardo  A. Ruiz.  The NuWay  Shares  will be held in escrow by the
David M. Bovi, P.A., the Seller's legal counsel, until such time as the Adjustment Period, as that term is defined herein, ends, and any adjustment to the Purchase Price is then made. Although held in escrow, the Shareholder shall have full voting rights of the NuWay Shares. Subject to the terms and conditions set forth in this Agreement, the parties hereto understand and agree that Luis
A. Ruiz and Eduardo A. Ruiz shall assign and transfer their NuWay Shares into their yet to be formed family limited partnership or other assignee. THE NUWAY SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES ACT OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS COVERING THE NUWAY SHARES OR
PURSUANT  TO  AN  EXEMPTION  FROM  THE  REGISTRATION  AND  PROSPECTUS   DELIVERY
REQUIREMENTS OF SUCH ACTS.

     1.4. Adjustment to Purchase Price. At the end of the Adjustment Period, the Purchase Price shall be adjusted per the formula set forth in this paragraph. For the purposes of the formula, the following definitions shall apply: (i) "Baseline Amount" shall equal $1,200,000; (ii) the "Adjustment Period" shall begin on January 1, 2004, and shall end on December 31, 2004. Within 15 days after the end of the Adjustment Period, the Buyer shall remit to the selling parties an accounting of the revenues generated by the Corporation during the Adjustment Period. If the gross revenues (as that term is defined by GAAP) is less than the Baseline Amount, then the Purchase Price shall be adjusted to reflect to the amount of gross revenues generated during the Adjustment Period. Stock certificates shall be re-issued to the Shareholder (at the same $0.04 per share price) forthwith reflecting the new Purchase Price. By way of example only, should the gross revenue generated during the adjustment period equal $1,000,000, then the purchase price shall be reduced from $1,200,000 to $1,000,000, and 25,000,000 shares will be issued to the Shareholder (rather than 30,000,000 had $1,200,000 in gross revenues been generated).

     1.5. Earn Out. For the period beginning on January 1, 2004, through the period ending December 31, 2004 (the "EARN OUT PERIOD"), the Shareholder may be entitled to an earn out bonus in the event that the Corporation generates net income (as that term is defined below) during the Earn Out Period, as follows:

     20% of Net Income (GAAP) for Net Income of up to $1,000,000
     15% of Net Income (GAAP) for Net Income of $1,000,000 up to $2,000,000 10% of Net Income (GAAP) for Net Income over $2,000,000

     The Earn Out bonus will be paid by cashless warrants issued to purchase common stock at the stock price at the end of the Earn Out Period, determined by the 30 day average of the 15 days before the end of the one year period through the 15 days after the end of the one year period. The warrant will require conversion into common stock within one year of its issuance.

     1.6 Net Income Defined. "NET INCOME" means the consolidated net income - as computed for federal income tax purposes without any deduction for any interest, depreciation, amortization, or federal, state, or other income taxes - of the Corporation, and any other subsidiary of either hereafter organized that may be

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consolidated  with  Corporation for federal income tax purposes.  Net income for each fiscal year will be computed by independent public accountants, and a copy of this computation will accompany each payment to Shareholder under this paragraph and will be binding on Shareholder and Buyer.



                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     2.1.0 Corporation's Representations and Warranties. Corporation represents and warrants to Buyer that the following statements are true and correct as of the Closing:

     2.1.1 Organization. Corporation is a corporation duly organized, validly existing, and in good standing under the laws of Florida and has all necessary corporate powers to own its properties and operate its business as now owned and operated by it. Neither the ownership of its properties nor the nature of its business requires Corporation to be qualified in any jurisdiction other than the state of its incorporation.


     2.1.2 Authority. Seller has the authority to enter into, execute and deliver this Agreement and any other instruments and agreements required to be executed and delivered pursuant to this Agreement and to consummate the transactions contemplated herein. This Agreement is a valid and binding obligation of Seller, enforceable in accordance with its terms.


     2.2.3. Capital Structure. The authorized capital stock of Corporation consists of 1,000 shares of common stock, having a par value of $1.00 each, of which 200 shares are issued and outstanding, as follows: E-Ruiz holds 100 shares; L-Ruiz holds 100 shares. All the Shares are validly issued, fully paid, and nonassessable, and such shares have been so issued in full compliance with all federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Corporation to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.1.4. Ownership of Shares. Shareholder is the owner, beneficially and of record, of all the Shares free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions. Shareholder has full power to transfer the Shares to Buyer without obtaining the consent or approval of any person or governmental authority.

     2.1.5. No Subsidiary. Corporation does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, or other entity.

     2.1.6 Financials. Schedule 2.1.6 to this Agreement sets forth the un-audited consolidated and consolidating balance sheets of Corporation as of December 31, 2003, and the related consolidated and consolidating statements of income and retained earnings for the year ended on that date, certified by the treasurer/chief financial officer of Corporation as accurately reflecting the financial condition of Corporation for those periods. The financial statements

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in Schedule 2.1.6 are referred to as the "Financial  Statements".  The Financial
Statements have been prepared in accordance with generally  accepted  accounting
principles   consistently   followed  by  Corporation   throughout  the  periods
indicated, and fairly present the financial position of Corporation on the respective dates of the balance sheets included in the financial statements, and the results of its operations for the respective periods indicated.

     2.1.7 Financials. Since December 31, 2003, there has not been any change in the financial condition or operations of Corporation, except changes in the ordinary course of business, which have not been materially adverse.

     2.1.8. Change in Financial Condition. Since December 31, 2003, there has been no:

               (a) Transaction by Corporation except in the ordinary course of business as conducted on that date;

               (b)  Capital expenditure by Corporation exceeding $10,000;

               (c)  Material   adverse   change  in  the  financial   condition,
                    liabilities, assets, business, or prospects of Corporation;

               (d) Destruction, damage to, or loss of any asset of Corporation whether insured or uninsured) that materially and adversely affects the financial condition, business, or prospects of Corporation;

               (e)  Change  in  accounting  methods  or  practices   (including,
                    without   limitation,   any   change  in   depreciation   or
                    amortization policies or rates) by Corporation;

               (f)  Revaluation by Corporation of any of its assets;

               (g) Declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of Corporation, or any direct or indirect redemption, purchase, or other acquisition by Corporation of any of its shares of capital stock;

               (h) Increase in the salary or other compensation payable or to become payable by Corporation to any of its officers, directors, or employees or declaration, payment, or commitment or obligation of any kind for the payment, by Corporation, of a bonus or other additional salary or compensation to any such person;

               (i) Sale or transfer of any asset of Corporation, except in the ordinary course of business;

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


               (j) Amendment or termination of any contract, agreement, or license to which Corporation is a party, except in the ordinary course of business;

               (k) Loan by Corporation to any person or entity, or guaranty by Corporation of any loan;

               (l) Mortgage, pledge, or other encumbrance of any asset of Corporation;

               (m) Waiver or release of any right or claim of Corporation, except in the ordinary course of business;

               (n) Commencement, notice, or threat of commencement of any civil litigation or governmental proceeding against Corporation or investigation of its affairs;

               (o) Labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

               (p) Issuance or sale by Corporation of any shares of its capital stock of any class or of any other of its securities;

               (q) Agreement by Corporation to do any of the things described in the preceding clauses (a) through (p); or

               (r) Other event or condition of any character that has or might reasonably have a material and adverse effect on the financial condition, business, assets, liabilities, or prospects of Corporation.

     2.1.9. No Undisclosed Debts or Liabilities. Corporation has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in Corporation's consolidated balance sheet as of December 31, 2003, included in the financial statements or set forth in Schedule 2.1.9 to this Agreement, except for (1) those that may have been incurred after the date of that consolidated balance sheet, (2) those that are not required by generally accepted accounting principles to be included in a balance sheet, (3) those that are the subject of year-end adjustments, and (4) those ordinarily included in footnotes. All debts, liabilities, and obligations incurred after that date were incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

     2.1.10. No Unpaid Taxes. Within the times and in the manner prescribed by law, Corporation has filed all federal, state, and local tax returns required by law and have paid all taxes, assessments, and penalties shown to be due and payable on such returns. The provisions for taxes reflected in Corporation's

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consolidated  balance  sheet as of December  31, 2003 are  adequate for federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether disputed or undisputed. There are no present disputes about taxes of any nature payable by Corporation.

     2.1.11. Real Property. Schedule 2.1.11 to this Agreement is a complete list of all real property owned by or leased to Corporation, together with an accurate brief description of each property.

     2.1.12. Personal Property. Except as stated in Schedule 2.1.12, no personal property used by Corporation in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is located other than in the possession of Corporation.

     2.1.13. Accounts Receivable. All accounts receivable of Corporation shown on the balance sheet of Corporation as of December 31, 2003, arose from valid sales in the ordinary course of business. The consolidated balance sheet reflects adequate reserves for doubtful accounts and trade discounts, on a basis consistent with that of prior years.

     2.1.14. Intellectual Property. Other than as set forth on Schedule 2.1.14, Corporation does not use any trademark, service mark, trade name, or copyright in its business, and does not own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, or copyright registrations or applications. No person owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration, or application the use of which is necessary or contemplated in connection with the operation of Corporation's business or in connection with the performance of any contract to which Corporation is a party.

     2.1.15. Title to Assets. Corporation has good and marketable title to all its assets and interests in assets, whether real, personal, mixed, tangible, or intangible, that constitute all the assets and interests in assets that are used in the businesses of Corporation. All these assets are free and clear of restrictions on or conditions to transfer or assignment and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, except for (1) those disclosed in Corporation's balance sheet as of December 31, 2003, or in Schedule
2.1.12 to this Agreement; (2) the lien of current taxes not yet due and payable; and (3) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets or materially impair business operations. Corporation is not in default or in arrears in any material respect under any lease. All real property and tangible personal property of Corporation that is necessary to the operation of its business is in good operating condition and repair, ordinary wear and tear excepted. Corporation is in possession of all premises leased to it from others. Neither Shareholder; nor any officer, director, or employee of Corporation; nor any spouse, child, or other relative of any of these persons owns, or has any interest, directly or indirectly, in any of the real or personal property owned by or leased to Corporation or any copyrights, patents, trademarks, trade names, or trade secrets licensed by Corporation.

     2.1.16. Current Customers. Schedule 2.1.16 to this Agreement is a correct and current list of all customers of Corporation together with summaries of the sales made to each customer during the most recent fiscal year. Except as

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indicated  in Schedule  2.1.16,  neither  Corporation  nor  Shareholder  has any information indicating that any of these customers intend to cease doing business with Corporation or materially alter the amount of the business they are presently doing with Corporation. Shareholder covenants not to divert sales from the identified customers to other entities post-closing, and agrees that the Corporation is entitled to the net proceeds of any such diverted sales.

     2.1.17. Insurance Policies. Schedule 2.1.17 to this Agreement is a description of all insurance policies held by Corporation concerning its business and properties. All these policies are in the respective principal amounts set forth in Schedule 2.1.17. Corporation has maintained and now maintains (1) insurance on all their assets and businesses of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (2) adequate insurance protection against all liabilities, claims, and risks against which it is customary to insure. Corporation is not in default with respect to payment of premiums on any such policy. Except as set forth in
Schedule 2.1.17, no claim is pending under any such policy.

     2.1.18. Distribution Agreements. Corporation is not a party to, nor is its property bound by, any distributor's or manufacturer's representative or agency agreement; any output or requirements agreement; any agreement not entered into in the ordinary course of business; any indenture, mortgage, deed of trust, or lease; or any agreement that is unusual in nature, duration, or amount (including any agreement requiring the performance by Corporation or Subsidiary of any obligation for more than one year from closing date or calling for consideration of more than $10,000); except the agreements listed in Schedule 2.1.18, copies of which have been furnished or made available to Buyer. There is no default or event that, with notice, lapse of time, or both, would constitute a default by any party to any of these agreements. Corporation has received no notice that any party to any of these agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements. Corporation is not a party to, and its property is not bound by, any agreement that is materially adverse to the businesses, properties, or financial condition of Corporation.

     2.1.19. No Violations of Laws or Regulations. Corporation has not received notice of any violation of any applicable federal, state, or local statute, law, or regulation (including any applicable building, zoning, environmental protection, or other law, ordinance, or regulation) affecting its properties or the operation of its business; and to the best of the knowledge of Shareholder and Corporation, there are no such violations, and each represents that:

          (a) Corporation has complied with all requirements of the Occupational Safety and Health Act and regulations promulgated thereunder, the consequences of a violation of which could have a material adverse effect on their operations, and with all orders, judgments, and decrees of any tribunal under such legislation that apply to their business or properties.

          (b) Corporation is not in violation of any provision of the Export Administration Act of 1979 or the Foreign Corrupt Practices Act of 1977.

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          (c)  Corporation  has not directly or indirectly paid or delivered any
               fee,   commission,   or   other   money  or   property,   however
               characterized, to any finder, agent, government official, or other party, in the United States or any other country, that is
               in  any  manner   related  to  the  business  or   operations  of
               Corporation, and that Shareholder, or Corporation knows or has reason to believe to have been illegal under any federal, state, or local law of the United States or any other country having jurisdiction. Corporation has not participated, directly or indirectly, in any boycott or other similar practice affecting any of its actual or potential customers. Corporation has at all times done business in an open and ethical manner.

     2.1.20. Litigation. Except as set forth in Schedule 2.1.20, there is no pending, or, to the best knowledge of Shareholder and Corporation, threatened, suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting Corporation, or any of its businesses, assets, or financial conditions. The matters set forth in Schedule 2.1.20, if any, if decided adversely to Corporation or Subsidiary, will not result in a material adverse change in the business, assets, or financial condition of Corporation. Selling Parties have furnished or made available to Buyer copies of all relevant court papers and other documents relating to the matters set forth in Schedule 2.1.20, if any. Corporation is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Except as set forth in
Schedule 2.1.20, neither Corporation nor Shareholder is presently engaged in any legal action to recover money owed to any of them or damages sustained by any of them.

     2.1.21. Agreement Will Not Violate Certain Conditions. The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (1) a breach of any term or provision of this Agreement;
(2) a default or an event that, with notice, lapse of time, or both, would be a default, breach, or violation of the articles of incorporation or bylaws of Corporation or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Shareholder or Corporation is a party or by which any of them or the property of any of them is bound; (3) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Corporation; or (4) the creation or imposition of any lien, charge, or encumbrance on any of the properties of Corporation.

     2.1.22. Interest in Customers, Suppliers and Competitors. Except as set forth in Schedule 2.1.22, neither Shareholder; nor any officer, director, or employee of Corporation; nor any spouse or child of any of them has any direct or indirect interest in any competitor, supplier, or customer of Corporation or in any person from whom or to whom Corporation leases any real or personal property, or in any other person with whom Corporation is doing business.

     2.1.23. Corporate Documents. Selling Parties have furnished to Buyer for its examination (1) copies of the articles of incorporation and bylaws of Corporation; (2) the minute books of Corporation containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders and boards of directors of Corporation; (3) all permits, orders,

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and  consents  issued by the Florida  Division of  Corporations  with respect to
Corporation, or any security of either of them, and all applications for such permits, orders, and consents; and (4) the stock transfer books of Corporation setting forth all transfers of any capital stock.

     2.1.24.  Identification and Compensation of Corporate  Personnel.  Schedule
2.1.24 is a list of the names and addresses of all officers, directors, employees, agents, and manufacturer's representatives of Corporation, stating the rates of compensation payable to each.

     2.1.25.  Persons Having Power of Attorney or Access to Corporate  Accounts.
Schedule 2.1.25 lists (1) the names and addresses of all persons holding a power of attorney on behalf of Corporation and (2) the names and addresses of all banks or other financial institutions in which Corporation has an account, deposit, or safe deposit box, with the names of all persons authorized to draw on these accounts or deposits or to have access to these boxes.

     2.1.26. Description of Business. Schedule 2.1.26 is a description of the business and properties of Corporation prepared by Selling Parties for inclusion in Buyer's SEC filings required as a result of this transaction. Selling Parties acknowledge that financial statements will also be used in any such filings and that potential liability to Buyer may arise out of such use. Neither the description of the business and properties of Corporation nor the financial statements contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made. Selling Parties agree, on Buyer's request, to furnish to Buyer such additional information about the
Selling Parties' business and properties as Buyer may require for inclusion in SEC filings. The information set forth in Schedule 2.1.26, as supplemented by any additional information that Selling Parties may furnish under this paragraph, will not contain any untrue statement of a material fact, or omit any material fact necessary to make the statements made true.

     2.1.27. Full Information. There exists no condition or event, nor is there any condition or event which has had or might be expected to have an adverse effect on the Corporation or its business, and no information furnished to Buyer by Selling Parties regarding the Corporation or its business contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading.

     2.2.0 Buyer's Representations and Warranties. Buyer represents and warrants to Shareholder and Corporation that the following statements are true and correct as of the Closing. Where the context allows, Buyer and Buyer's 51% owned subsidiary NuWay Sports, LLC shall collectively be referred to as "Buyer" in this section 2.2 Buyer's Representations and Warranties:

     2.2.1. Organization. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has all necessary corporate powers to own its properties and operate its business as now owned and operated by it. Neither the ownership of its properties nor the nature of its business requires Buyer to be qualified in any jurisdiction other than the state of its incorporation.

     2.2.2. Authority. Buyer has the authority to enter into, execute and deliver this Agreement and any other instruments and agreements required to be executed and delivered pursuant to this Agreement and to consummate the transactions contemplated herein. This Agreement is a valid and binding obligation of Buyer, enforceable in accordance with its terms.

     2.2.3. Capital Structure. The authorized capital stock of Buyer consists of 100,000,000 shares of common stock, having a par value of $0.00067 each, of which 35,186,486 shares are issued and outstanding, and 25,000,000 shares of preferred stock, having a par value of $0.00067 each, of which no shares are issued and outstanding (the "BUYER SHARES"). All of the Shares are validly issued, fully paid, and nonassessable, and such shares have been so issued in full compliance with all federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Buyer to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.2.4. Reports and Financial Statements. Other than as set forth herein, from December 31, 2000 to the date hereof, except where failure to do so did not and would not have a material adverse effect on Buyer, Buyer has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC, including, but not limited to, Forms 10-KSB, Forms 10-QSB, Forms 8-K and Proxy Statements (collectively the "BUYER'S REPORTS"). Buyer has furnished or will furnish to Corporation copies of all Buyer's Reports filed with the SEC since December 31, 2000. As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Buyer's Reports (other than the financial statements included therein) complied in all material respects with all the rules and regulations promulgated by the SEC and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, misleading. The financial statements of Buyer included in the Buyer's Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP consistently applied during the periods presented (except, as noted therein, or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly present (subject, in the case of unaudited statements, to normal audit adjustments) the financial position of Buyer and its consolidated subsidiaries as of the date thereof and the results of their operations and their cash flows for the periods then ended.

     2.2.5. Change in Financial Condition. Since June 30, 2003, there has been no:


          (a) Transaction by Buyer except in the ordinary course of business as conducted on that date;

          (b) Material adverse change in the financial condition, liabilities, assets, business, or prospects of Buyer;

          (c) Destruction, damage to, or loss of any asset of Buyer whether insured or uninsured) that materially and adversely affects the financial condition, business, or prospects of Buyer;

          (d) Change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by Buyer;

          (e)  Revaluation by Buyer of any of its assets;

          (f) Declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of Buyer, or any direct or indirect redemption, purchase, or other acquisition by Buyer of any of its shares of capital stock;

          (g) Increase in the salary or other compensation payable or to become payable by Buyer to any of its officers, directors, or employees or declaration, payment, or commitment or obligation of any kind for the payment, by Buyer, of a bonus or other additional salary or compensation to any such person;

          (h) Sale or transfer of any asset of Buyer, except in the ordinary course of business;

          (i) Amendment or termination of any contract, agreement, or license to which Buyer is a party, except in the ordinary course of business;

          (j) Loan by Buyer to any person or entity, or guaranty by Buyer of any loan;

          (k)  Mortgage, pledge, or other encumbrance of any asset of Buyer;

          (l) Waiver or release of any right or claim of Buyer, except in the ordinary course of business;

          (m)  Commencement,  notice,  or  threat of  commencement  of any civil
               litigation   or   governmental   proceeding   against   Buyer  or
               investigation of its affairs;

          (n) Labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (o) Issuance or sale by Buyer of any shares of its capital stock of any class or of any other of its securities;

          (p) Agreement by Buyer to do any of the things described in the preceding clauses (a) through (o); or

          (q) Other event or condition of any character that has or might reasonably have a material and adverse effect on the financial condition, business, assets, liabilities, or prospects of Buyer.

     2.2.6. No Undisclosed Debts or Liabilities. Buyer has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in Buyer's consolidated balance sheet as of June 30, 2003, included in the financial statements or set forth in Schedule 2.2.6 to this Agreement, except for (1) those that may have been incurred after the date of that consolidated balance sheet, (2) those that are not required by generally accepted accounting principles to be included in a balance sheet, (3) those that are the subject of year-end adjustments, and (4) those ordinarily included in footnotes. All debts, liabilities, and obligations incurred after that date were incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

     2.2.7. No Unpaid Taxes. Within the times and in the manner prescribed by law, Buyer has filed all federal, state, and local tax returns required by law and have paid all taxes, assessments, and penalties shown to be due and payable on such returns. The provisions for taxes reflected in Buyer's consolidated balance sheet as of December 31, 2003 are adequate for federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether disputed or undisputed. There are no present disputes about taxes of any nature payable by Buyer.

     2.2.8. Title to Assets. Buyer has good and marketable title to all its assets and interests in assets, whether real, personal, mixed, tangible, or intangible, that constitute all the assets and interests in assets that are used in the businesses of Buyer. All these assets are free and clear of restrictions on or conditions to transfer or assignment and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, except for (1) those disclosed in Buyer's consolidated balance sheet as of June 30, 2003; (2) the lien of current taxes not yet due and payable; and (3) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets or materially impair business operations. Buyer is not in default or in arrears in any material respect under any lease. All real property and tangible personal property of Buyer that is necessary to the operation of its business is in good operating condition and repair, ordinary wear and tear excepted. Buyer is in possession of all premises leased to it from others. No officer, director, or employee of Buyer; or any spouse, child, or other relative of any of these persons owns, or has any interest, directly or indirectly, in any of the real or personal property owned by or leased to Buyer or any copyrights, patents, trademarks, trade names, or trade secrets licensed by Buyer.

     2.2.9. No Violations of Laws or Regulations. Buyer has not received notice of any violation of any applicable federal, state, or local statute, law, or regulation (including any applicable building, zoning, environmental protection, or other law, ordinance, or regulation) affecting its properties or the operation of its business; and to the best of the knowledge of Buyer, there are no such violations, and Buyer represents that:

     (a) Buyer has complied with all requirements of the Occupational Safety and Health Act and regulations promulgated thereunder, the consequences of a violation of which could have a material adverse effect on their operations, and with all orders, judgments, and decrees of any tribunal under such legislation that apply to their business or properties.

     (b)  Buyer  is  not  in   violation   of  any   provision   of  the  Export
          Administration  Act of 1979 or the Foreign  Corrupt  Practices  Act of
          1977.

     (c) Buyer has not directly or indirectly paid or delivered any fee, commission, or other money or property, however characterized, to any finder, agent, government official, or other party, in the United States or any other country, that is in any manner related to the business or operations of Buyer, and that Buyer knows or has reason to believe to have been illegal under any federal, state, or local law of the United States or any other country having jurisdiction. Buyer has not participated, directly or indirectly, in any boycott or other similar practice affecting any of its actual or potential customers. Buyer has at all times done business in an open and ethical manner.

     2.2.10. Litigation. Except as set forth in Schedule 2.2.10, there is no pending, or, to the best knowledge of Buyer, threatened, suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting Buyer, or any of its businesses, assets, or financial conditions. The matters set forth in Schedule 2.2.10, if any, if decided adversely to Buyer or Subsidiary, will not result in a material adverse change in the business, assets, or financial condition of Buyer. Buyer has furnished or made available to Corporation copies of all relevant court papers and other documents relating to the matters set forth in Schedule 2.2.10. Buyer is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Except as set forth in Schedule 2.2.10, Buyer is not presently engaged in any legal action to recover money owed to any of them or damages sustained by any of them.

     2.2.11. Agreement Will Not Violate Certain Conditions. The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (1) a breach of any term or provision of this Agreement;
(2) a default or an event that, with notice, lapse of time, or both, would be a default, breach, or violation of the articles of incorporation or bylaws of Buyer or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Buyer is a party or by which any of them or the property of any of them is bound; (3) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Buyer; or (4) the creation or imposition of any lien, charge, or encumbrance on any of the properties of Buyer.

     2.2.12.  Identification and Compensation of Corporate  Personnel.  Schedule
2.2.12 is a list of the names and addresses of all officers, directors, employees, agents, and manufacturer's representatives of Buyer, stating the rates of compensation payable to each.

     2.2.13.  Persons Having Power of Attorney or Access to Corporate  Accounts.
Schedule 2.2.13 lists (1) the names and addresses of all persons holding a power of attorney on behalf of Buyer and (2) the names and addresses of all banks or other financial institutions in which Buyer has an account, deposit, or safe deposit box, with the names of all persons authorized to draw on these accounts or deposits or to have access to these boxes.



                                   ARTICLE III
                           INDEMNIFICATION OBLIGATIONS

     3.1 Indemnification by Corporation. In addition to any other remedies available under applicable law, Corporation will indemnify, defend, and hold harmless Buyer and its officers, directors, managers, employees and consultants (collectively, the "BUYER INDEMNITEES") against and in respect of any and all claims, demands, losses, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys' fees (collectively, "LOSSES") that the Buyer Indemnitees will incur or suffer after the Closing and which arise out of
(i) the incorrectness, untruth, or breach of any warranty, representation or covenant made in this Agreement or in the schedules or exhibits hereto by Corporation and (ii) any liabilities of, or claims against, Corporation and/or Buyer related to the business of the Corporation arising from events that occurred before the Closing and that are not the result on negligence or intentional misconduct of the Buyer Indemnitees.

     3.2 Indemnification by Buyer. In addition to any other remedies available under applicable law, Buyer shall indemnify, defend, and hold harmless Corporation and its officers, directors, managers, employees and consultants (collectively, the "CORPORATION INDEMNITEES") against and in respect of any and all Losses that the Corporation Indemnitees shall incur or suffer after the Closing and which arise out of (i) the incorrectness, untruth, or breach of any warranty, representation or agreement made in this Agreement or exhibits hereto by Buyer or (ii) any liabilities of, or claims against the Buyer and/or Corporation and/or the Shareholder related to the business of the Buyer arising from events that occur after the Closing, and that were not a result of negligence or intentional misconduct of the Corporation Indemnitees.

     3.3. Indemnification Procedures for Third Party Claims.

     (a) Promptly after receipt by any person entitled to indemnification hereunder (an "INDEMNIFIED PARTY") of notice of the commencement of any action, suit or proceeding by a person not a party to this Agreement in respect of which the indemnified party will seek indemnification hereunder (a "THIRD PARTY ACTION"), the indemnified party shall notify the person that is obligated to provide such indemnification (the "INDEMNIFYING PARTY") thereof in writing, but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party hereunder, except to the extent that the indemnifying party is prejudiced by the failure to give such notice. The indemnifying party shall be entitled to participate in the defense of such Third Party Action and to assume control of such defense (including settlement of such Third Party Action) with counsel reasonably satisfactory to such indemnified party; provided, however, that:

     (b) the indemnified party shall be entitled to participate in the defense of such Third Party Action and to employ counsel at its own expense to assist in the handling of such Third Party Action;

     (c) the indemnifying party shall obtain the prior written approval of the indemnified party before entering into any settlement of such Third Party Action or ceasing to defend against such Third Party Action, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party or the indemnified party would be adversely affected thereby;

     (d) no indemnifying party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each indemnified party of a release from all liability in respect of such Third Party Action; and

     (e) the indemnifying party shall not be entitled to control the defense of any Third Party Action unless the indemnifying party confirms in writing its assumption of such defense and continues to pursue the defense reasonably and in good faith. After written notice by the indemnifying party to the indemnified party of its election to assume control of the defense of any such Third Party Action in accordance with the foregoing, (i) the indemnifying party shall not be liable to such indemnified party hereunder for any legal expenses subsequently incurred by such indemnified party attributable to defending against such Third Party Action, and (ii) as long as the indemnifying party is reasonably contesting such Third Party Action in good faith, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge the claim underlying, such Third Party Action without the indemnifying party's prior written consent. If the indemnifying party does not assume control of the defense of such Third Party Action in accordance with this Section 3.3, the indemnified party shall have the right to defend and/or settle such Third Party Action in such manner as it may deem appropriate at the cost and expense of the indemnifying party, and the indemnifying party will promptly reimburse the indemnified party in accordance with this
          Section 3.3. The reimbursement of fees, costs and expenses required by this Section 3.3 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

     (f) If an indemnified party has actual knowledge of any facts or circumstances other than the commencement of a Third Party Action which cause in good faith it to believe that it is entitled to indemnification hereunder then such indemnified party shall promptly give the indemnifying party notice thereof in writing, but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party hereunder, as the case may be, except to the extent that the indemnifying party is prejudiced by the failure to give such notice.

     3.4. Indemnification Procedures for Other Claims. A claim for indemnification for any matter not involving a Third Party Action may be asserted by notice from the indemnified party to the indemnifying party made promptly after the discovery by the indemnified party of the matter giving rise to the claim, but in no event more than ninety (90) days after discovery thereof. Such notice shall be in writing and shall set forth in reasonable detail the nature of and basis for the claim.



                                   ARTICLE IV
                               GENERAL PROVISIONS

     4.1. Survival. The representations and warranties made by the parties hereto in this Agreement, and their respective obligations to be performed under the terms hereof at, prior to or after the Closing hereunder, shall not expire with, or be terminated or extinguished by, such Closing, notwithstanding any investigation of the facts constituting the basis of the representations and warranties of any party by any other party hereto.

     4.2. Further Assurances. At the request of any of the parties hereto, and without further consideration, the other parties agree to execute such documents and instruments and to do such further acts as may be necessary or desirable to effectuate the transactions contemplated hereby.

     4.3. No Broker or Finder. Each of the parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no broker or other person is entitled to any conversion or finder's fee, in connection with these transactions.

     4.4. Each Party to Bear Own Costs. Each of the parties shall pay all costs and expenses incurred or to be incurred by him or it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

     4.5. Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

      4.6.  Entire  Agreement;  Waivers.  This  Agreement and the exhibits and schedules hereto constitute the entire agreement between the parties pertaining to the contemporaneous agreements, representations, and understandings of the parties, and this Agreement supersedes in their entirety any and all prior verbal or written agreements pertaining to the subject matter hereof, including, without limitation, any letter of intent. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     4.7. Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

     4.8. Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

     4.9. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:


To Seller:  Premium Medical Group, Inc.,
            2201 NW 75 WAY
            Pembroke Pines Fl 33024


To Buyer:   NuWay Medical, Inc.
            23461 South Pointe Drive, Suite 200
            Laguna Hills, CA 92653


Any party may change his or its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above.

     4.10. Attorneys' Fees. In the event that any legal proceeding is brought to enforce or interpret any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees whether or not the action or proceeding proceeds to final judgment.

     4.11. Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of law relating to conflict of laws. The parties hereby (i) submit to the non-exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States sitting in the State of California, County of Orange, for the purpose of any action or proceeding arising out of or relating to this Agreement and any other documents and instruments relating hereto, (ii) agree that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waive (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum and (iv) agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law. To the fullest extent permitted by law, and as separately bargained-for-consideration, each party hereby knowingly and voluntarily waives and relinquishes any right to trial by jury in any action, suit, proceeding, or counterclaim of any kind arising out of or relating to this Agreement.

     4.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                                  ARTICLE V
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

     Unless, at the Closing, each of the following conditions is either satisfied or waived by Buyer in writing, Buyer shall not be obligated to effect the transactions contemplated by this Agreement:

     5.1. Representations and Warranties. The representations and warranties of Seller shall be true and correct as of the Closing.

     5.2. Performance of Covenants. Seller shall have performed and complied in all respects with the covenants and agreements required by this Agreement.

     5.3. Items to be Delivered at Closing. Seller shall have tendered for delivery to Buyer the following:

          (a) Delivery of Shares. Certificates representing all of the outstanding securities of Seller duly endorsed in blank or accompanied by duly executed stock powers with all requisite transfer tax stamps attached.

          (b) Articles of Share Exchange. A duly executed original of the Articles of Share Exchange.

          (c) Corporate Action. A certified copy of the corporate action of Corporation authorizing and approving this Agreement and the transactions contemplated by it.

     5.4 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident to this Agreement, shall be satisfactory in form and substance to Buyer and Buyer's counsel, whose approval shall not be withheld unreasonably.

                                   ARTICLE VI
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF seller

     Unless, at the Closing, each of the following conditions is either satisfied or waived by Seller in writing, Seller shall not be obligated to effect the transactions contemplated by this Agreement.

     6.1 Representations and Warranties. The representations and warranties of Buyer shall be true and correct as of the Closing.

     6.2 Items to be Delivered at Closing. Buyer shall have tendered for delivery to Seller or Corporation's Attorney the following:

          (a) Delivery of Shares. Stock certificate representing 30,000,000 shares duly issued in the name of the Shareholders, as more fully described Section 1.3 herein.

          (b) Director's Resolution. A resolution of the Buyer's board of directors dated the closing date (i) appointing Luis A. Ruiz as a director of the Buyer.

          (c) Articles of Share Exchange. A duly executed original of the Articles of Share Exchange.

          (d) Conversion Agreement. A duly executed binding agreement to convert the secured promissory note in the principal amount of $1,120,000 (together with accrued interest thereon) held by New Millennium Capital Partners LLC and NuWay's CEO and President, Dennis Calvert into approximately 31,000,000 shares of the Company's Common Stock; and

     6.3 Performance of Covenants. Buyer shall have performed and complied in all respects with the covenants and agreements required by this Agreement.

                                 [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement on the day and year first indicated above.


Dated: January 30, 2004             BUYER,
                                    NUWAY MEDICAL, INC.

                                    ---------------------------------
                                    Dennis Calvert, President


Dated: January 30, 2004             CORPORATION,
                                    PREMIUM MEDICAL GROUP, INC.

                                    ---------------------------------
                                    Luis A. Ruiz, President

                                    SHAREHOLDER,
Dated: January 30, 2004             EDUARDO A. RUIZ, an individual

                                    ---------------------------------

                                    SHAREHOLDER,
Dated: January 30, 2004             LUIS A. RUIZ, an individual

                                    ---------------------------------

                                    EXHIBIT A

                             PLAN OF SHARE EXCHANGE

     This Plan of Share Exchange ("PLAN") is entered into between NuWay Medical, Inc., a Delaware corporation ("ACQUIROR") and Premium Medical Group, Inc., a Florida corporation ("ACQUIREE").

     1. Distribution to Shareholders. On the Effective Date, all of the shareholders of Acquiree not dissenting from the Plan shall exchange all of the outstanding stock of Acquiree for 30,000,000 shares of Acquiror and Acquiree shall become a wholly owned subsidiary of Acquiror.

     2. Satisfaction of Rights of Acquiree's Shareholders. All shares of Acquiror's stock into which shares of Acquiree's stock have been converted and become exchangeable for under this Plan shall be deemed to have been paid in full satisfaction of such converted shares.

     3. Fractional Shares. Not Applicable.

     4. Supplemental Action. If at any time after the Effective Date, Acquiror shall determine that any further conveyances, agreements, documents, instruments, and assurances or any further action is necessary or desirable to carry out the provisions of this Plan, the appropriate officers of Acquiror or Acquiree, as the case may be, whether past or remaining in office, shall execute and deliver any and all proper conveyances, agreements, documents, instruments, and assurances and perform all necessary or proper acts to carry out the provisions of this Plan.

     5. Filing with the Florida Secretary of State and Effective Date. On the Closing, as provided in the Agreement and Plan of Share Exchange of which this Plan is a part, Acquiror and Acquiree shall cause their respective Presidents (or Vice Presidents) to execute Articles of Share Exchange in the form attached to this Plan and, on execution, this Plan shall be deemed incorporated by reference into the Articles of Share Exchange as if fully set forth in such Articles and shall become an exhibit to such Articles of Share Exchange. Thereafter, the Articles of Share Exchange shall be delivered for filing to the Florida Secretary of State. In accordance with ss.607.1105(1)(b) of the Florida Business Corporation Act (the "ACT"), the Articles of Share Exchange shall specify the "EFFECTIVE DATE." The Effective Date shall be the filing date of the Articles, as specified herein or in the Agreement and Plan of Share Exchange.

     6. Amendment and Waiver. Any of the terms or conditions of this Plan may be waived at any time by Acquiror or Acquiree by action taken by the Board of Directors of such party, or may be amended or modified in whole or in part at any time before the vote of the shareholders of Acquiree by an agreement in writing executed in the same manner (but not necessarily by the same persons), or at any time thereafter as long as such change is in accordance with ss.607.1103 of the Act.

     7. Termination. At any time before the Effective Date (whether before or after filing the Articles of Share Exchange), this Plan may be terminated and the share exchange abandoned by mutual consent of the Boards of Directors of both corporations, notwithstanding favorable action by the shareholders of Acquiree.

                                 SCHEDULE 2.1.6

                              FINANCIAL STATEMENTS

                                 SCHEDULE 2.1.9

    DEBTS, LIABILITIES, OR OBLIGATIONS NOT REFLECTED ON FINANCIAL STATEMENTS

     None.



                                 SCHEDULE 2.1.11

                 REAL PROPERTY OWNED BY OR LEASED TO CORPORATION




                                           LEASE START   LEASE END     MONTHLY
   PROPERTY ADDRESS          LANDLORD          DATE         DATE      OBLIGATION

7500 N.W. 54th Street
Suite 104               J&J Freight Services  8/1/03       7/1/04       $1,000
Miami, Florida 33166




                                 SCHEDULE 2.1.12

 PERSONAL PROPERTY: (I) NOT OWNED BY CORPORATION, OR (II) NOT IN POSSESSION OF
                                   CORPORATION



     None.

                                 SCHEDULE 2.1.14

                        SCHEDULE OF INTELLECTUAL PROPERTY

     None.

                                 SCHEDULE 2.1.16

                     SCHEDULE OF CURRENT CUSTOMERS AND SALES

                        (June 2003 through December 2003)



                     CUSTOMER NAME                       TOTAL SALES (2003)


Antonio E. Snatana Rivero, Inc.                                  2,200

Centro Medico Loira                                                290

Clinica El Avila                                                64,280

Kimac Trading SA                                                 1,657

MEDEX, LLC                                                     288,447

Policlinica Metropolitana                                       40,600

Salsa Ideal, Inc.                                                    0

                                                 TOTAL:        397,474
-----------------------------------------------------------------------------


                                 SCHEDULE 2.1.17

                         SCHEDULE OF INSURANCE POLICIES



     None.

                                 SCHEDULE 2.1.18

                            DISTRIBUTION AGREEMENTS.



     None.

                                 SCHEDULE 2.1.20

                               PENDING LITIGATION

     None.



                                 SCHEDULE 2.1.22

                INTEREST IN CUSTOMERS, SUPPLIERS AND COMPETITORS

     None, although the Corporation expects to do business with Lowrider.com.



                                 SCHEDULE 2.1.24

                     IDENTIFICATION OF EMPLOYEE COMPENSATION





         EMPLOYEE NAME            MONTHLY OBLIGATION

     Eduardo A. Ruiz                         $1,230

     Luis A. Ruiz                            $4,677

     Sandra L. Alcazar                       $3,285


                                 SCHEDULE 2.1.25

                       BANK ACCOUNT AND POWER OF ATTORNEY



           BANK                        TYPE        PERSONS WITH CHECK
                                                    WRITING AUTHORITY

     Colonial Bank                   Checking        Eduardo A. Ruiz
     PO Box 1887                                       Luis A. Ruiz
     Birmingham, AL 35201
     (800) 533-8583

                                 SCHEDULE 2.1.26

              DESCRIPTION OF BUSINESS FOR INCLUSION IN SEC FILINGS

Premium was organized in June 2003 to engage in the medical equipment export and import business with South and Central America. Premium (i) sells medical, hospital, surgical and deontological equipment, including fully guaranteed used and re-conditioned equipment; (ii) provides professional advice on special projects for hospitals such as: investigation and recommendations for alternative equipment; (iii) replaces discontinued equipment; and (iv) supplies spare parts for the medical industry. Premium also serves as a purchasing agent, handling and consolidating international cargo to South and Central America, which includes receipt, warehousing, shipping and custom management of cargo and general merchandising services. Additionally, Premium expects to eventually launch its own private line of medical and dental products to service South and Central America, as well as the United States.



                                 SCHEDULE 2.2.6
    DEBTS, LIABILITIES, OR OBLIGATIONS NOT REFLECTED ON FINANCIAL STATEMENTS

     None.

                                 SCHEDULE 2.2.10
                               PENDING LITIGATION

     None.



                                 SCHEDULE 2.2.12

                     IDENTIFICATION OF EMPLOYEE COMPENSATION

     See Form 10-KSB.



                                 SCHEDULE 2.2.13

                       BANK ACCOUNT AND POWER OF ATTORNEY

     See Form 10-KSB.